Exhibit 99.1
FOR IMMEDIATE RELEASE
Press Contacts:
Dorit Shackleton
BUSINESS OBJECTS
604/974-2444
dorit.shackleton@businessobjects.com
Jessica Anderson
HILL & KNOWLTON
212/885-0492
jessica.anderson@hillandknowlton.com
BUSINESS OBJECTS ANNOUNCES CLOSE OF CARTESIS ACQUISITION
SAN JOSE, Calif. and PARIS – June 1, 2007 –Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code: FR0004026250 – BOB), the world’s leading provider of business intelligence (BI) solutions, today announced that it has closed the acquisition of privately-held Cartesis S.A., a leading provider of finance and performance management software. The company first announced its intent to acquire Cartesis in April. Customer and shareholder approvals, as well as all customary closing conditions have now been completed.
With the addition of the Cartesis solutions, Business Objects can now provide its customers with a complete set of enterprise performance management (EPM) applications, delivering a comprehensive and powerful suite to the marketplace. The portfolio includes planning and budgeting, profitability and analytics, financial reporting and consolidations, and governance, risk, and compliance solutions.
“The close of this acquisition underscores our deep commitment to establishing the broadest, most open and integrated portfolio of performance management solutions in the industry,” said John Schwarz, CEO of Business Objects. “Our customers will benefit from the combination of the Business Objects and Cartesis functionality, enabling wide-ranging business insight and performance management for the CFO and CIO. I am delighted to welcome Cartesis to the Business Objects team.”
The acquisition was an all-cash transaction of approximately €225M (approximately $300M). Cartesis will become a part of the Business Objects Enterprise Performance Management product line organization. Mark Doll, senior vice president and general manager of Global Services and EPM for Business Objects, and Didier Benchimol, CEO of Cartesis, will lead the integration.
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Business Objects Announces Close of Cartesis Acquisition

About Cartesis
Cartesis is the world’s leading specialist in finance and performance management software with more than 1,300 corporate customers, 600 employees, and 200 consultants worldwide. The company achieved approximately €100M ($125M) in revenue over the last twelve months. Founded in 1990, Cartesis provides insight, control and confidence by unifying information, people and processes at demanding multinationals like Air France KLM, Cargill, Danone, Diageo, Nissan, Société Générale and Standard Life. One in four of Fortune Global 100 companies rely on Cartesis’ deep financial expertise and standard-based technology for compliance, financial consolidation, management reporting, planning, budgeting, forecasting, intercompany reconciliation; all unified in a single data-model that can be leveraged by internal and external users.
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 43,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties concerning the acquisition and integration of Cartesis, Business Objects’ product and business strategies, including the products we acquired from Cartesis, and the anticipated benefits to customers resulting from the acquisition. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, Business Objects’ ability to integrate Cartesis successfully, to maintain and increase customer demand for the Cartesis products, to realize anticipated financial benefits from the proposed acquisition and to retain Cartesis employees. More information about potential factors that could affect Business Objects is included in Business Objects’ Form 10-Q for the three months ended March 31, 2007, which is on file with the Securities and Exchange Commission and available at the Securities and
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Business Objects Announces Close of Cartesis Acquisition

Exchange Commission’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
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